Exhibit 99.1

Company Contact:	IR Agency Contact:
Investor Relations	Kirsten Chapman
408-952-8449	Lippert / Heilshorn & Associates, Inc.
investorrelations@raesystems.com	415-433-3777
kchapman@lhai.com
RAE Systems Reports Fourth Quarter and Year-End 2006 Results
Fourth Quarter 2006 Revenue Increased 15% from the Fourth Quarter of 2005
Annual Revenue Grew by 13% from 2005 to 2006
SAN JOSE, Calif. — February 28, 2007 — RAE Systems Inc. (AMEX: RAE), a leading global developer and manufacturer of rapidly-deployable, multi-sensor chemical and radiation detection monitors and networks for energy production and refining, industrial and environmental safety, and public and government first responder security, today reported results for the fourth quarter and full year-ended December 31, 2006.
2006 Fourth Quarter Financial Results
For the fourth quarter of 2006, RAE Systems reported revenue of $21.1 million, compared with revenue of $18.3 million for the same quarter in 2005, an increase of 15 percent. The growth in revenue was largely attributable to increased sales in Asia that grew 24 percent, and Europe that grew 31 percent. Asia and Europe accounted for 56 percent of revenue compared with 51 percent in 2005.
Net loss for the fourth quarter of 2006 was $(1.0) million or $(0.02) per share, compared with net income of $91,000 or $0.00 per share for the fourth quarter of 2005.
2006 Full Year Financial Results
For 2006, RAE Systems reported revenue of $68.0 million, compared with revenue of $60.3 million in 2005. This represents a 13 percent year-over-year increase.
The net loss for 2006 was $(1.5) million or $(0.03) per share, compared with a net loss of $(0.8) million or $(0.01) per share for 2005.
“In 2006, we were able to continue our double digit sales growth,” said Robert Chen, RAE Systems president and chief executive officer. “We focused our technology and sales efforts on China and European industrial growth; we made two key strategic investments; and we increased our ownership in RAE Beijing (RAE-KLH). In 2007, we are taking steps to re-establish a strong sales position in the Americas, while maintaining continuous growth in our international markets. Our target markets are energy production and refining, industrial and environmental safety, and public and government first responder security sectors.”

2006 Business Highlights
In the Americas:
•	In July 2006, the company acquired Aegison Corporation to offer mobile digital video solutions to our law enforcement and other customers.
•	The company believes the AreaRAE wireless toxic gas and radiation system was adopted as the defacto standard for continuous monitoring of worker safety in the petrochemical industry during plant turnarounds. The AreaRAE provides customers a significant cost savings and productivity advantage for helping bring plants back on-line more quickly.
•	U.S. National Guard Civil Support Teams standardized across the country on the RAE Systems AreaRAE platform. Fifty-seven systems were deployed — at least one system for each state.
•	The GammaRAE II R portable radiation detector/dosimeter was selected for evaluation by the State of Illinois as part of their large multi-year radiation equipment procurement.
In Europe and the Middle-east:
•	Dow Chemical and several other chemical manufacturers throughout Europe standardized on the MiniRAE 2000 and ppbRAE Plus PID instruments for industrial hygiene applications.
•	The Halberg Guss, steel plant in Germany standardized on ToxiRAE II for personal monitoring of Carbon Monoxide exposure.
In Asia:
•	In July 2006, the company increased its ownership in RAE Beijing to 96% to benefit from our efforts to drive higher revenue and operating profit growth.
•	In December 2006, the company formed RAE Fushun a joint venture with Liaoning Coal Industry Group Co. to capitalize on China’s growing reliance on coal based energy resources.
•	The company was awarded an order for 1,600 RAEGuard fixed sensor systems from PetroChina, Dushanzi Project, the largest oil and gas project in the region.
•	RAE Beijing shipped an order to Ben-Xi Steel Group, one of the largest steel manufacturers in China, and continues to grow its market share in the China steel industry.
About RAE Systems
RAE Systems is a leading global provider of rapidly deployable sensor networks that enable customers to identify safety and security threats in real time. Products include multi-sensor chemical detection, wireless gas detection, radiation and digital video monitoring networks for energy production and refining, industrial and environmental safety, and public and government first responder security sectors. RAE Systems’ products are used in over 65 countries by many of the world’s leading corporations and by many U.S. government agencies. For more information about RAE Systems, please visit www.RAESystems.com.

Safe Harbor Statement
This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.
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RAE Systems Inc.
Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2006	2005
	(Unaudited)
Assets

Current Assets:
Cash and cash equivalents	$18,119,000	$13,524,000
Short-term investments	3,248,000	14,348,000
Trade notes receivable	1,977,000	1,087,000
Accounts receivable, net of allowance for doubtful accounts of $843,000 and $963,000 at December 31, 2006 and 2005, respectively	16,966,000	11,707,000
Accounts receivable from affiliate	154,000	84,000
Inventories, net	15,382,000	9,477,000
Prepaid expenses and other current assets	4,769,000	2,773,000
Deferred tax assets	935,000	2,869,000

Total Current Assets	61,550,000	55,869,000

Property and Equipment, net	15,018,000	14,911,000

Long Term Investments	—	1,616,000

Intangible Assets, net	5,992,000	1,782,000

Goodwill	3,760,000	136,000

Long Term Deferred Tax Assets	3,402,000	634,000

Deposits and Other Assets	648,000	867,000

Acquisition in Progress	820,000	—

Investment in Unconsolidated Affiliate	420,000	449,000

Total Assets	$91,610,000	$76,264,000

Liabilities, Minority Interest in Consolidated Entities and Shareholders’ Equity

Current Liabilities:
Accounts payable	$8,458,000	$3,979,000
Accounts payable to affiliate	360,000	—
Accrued liabilities	12,719,000	7,329,000
Notes payable — related parties	822,000	759,000
Income taxes payable	520,000	407,000
Current portion of deferred revenue	2,030,000	2,029,000

Total Current Liabilities	24,909,000	14,503,000

Deferred Revenue, net of current portion	736,000	296,000
Deferred Tax Liabilities	438,000	379,000
Other Long Term Liabilities	1,045,000	1,466,000
Long Term Notes Payable — Related Parties	3,221,000	821,000

Total Liabilities	30,349,000	17,465,000

Commitments and Contingencies

Minority Interest in Consolidated Entities	4,479,000	4,226,000

Shareholders’ Equity:
Common stock, $0.001 par value; 200,000,000 shares authorized; 59,274,596 and 57,837,843 shares issued and outstanding at December 31, 2006 and 2005, respectively	59,000	58,000
Additional paid-in capital	59,431,000	56,629,000
Accumulated other comprehensive income	1,245,000	310,000
Accumulated deficit	(3,953,000)	(2,424,000)

Total Shareholders’ Equity	56,782,000	54,573,000

Total Liabilities, Minority Interest in Consolidated Entities and Shareholders’ Equity	$91,610,000	$76,264,000

RAE Systems Inc.
Condensed Consolidated Statements of Operations

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)

Net Sales	$21,095,000	$18,269,000	$67,986,000	$60,293,000
Cost of Sales	10,499,000	7,828,000	32,251,000	24,690,000

Gross Margin	10,596,000	10,441,000	35,735,000	35,603,000

Operating Expenses:
Sales and marketing	6,673,000	4,510,000	19,277,000	16,835,000
Research and development	1,968,000	1,718,000	6,234,000	5,414,000
General and administrative	3,681,000	3,990,000	13,338,000	12,915,000
Loss on abandonment of lease	—	—	—	2,027,000

Total Operating Expenses	12,322,000	10,218,000	38,849,000	37,191,000

Operating (Loss) Income	(1,726,000)	223,000	(3,114,000)	(1,588,000)

Other Income (Expense):

Interest income	153,000	174,000	782,000	641,000
Interest expense	(90,000)	(143,000)	(249,000)	(180,000)
Other, net	15,000	23,000	230,000	25,000
Equity in income (loss) of unconsolidated affiliate	41,000	(40,000)	(194,000)	(196,000)

Total Other Income	119,000	14,000	569,000	290,000

(Loss) Income Before Income Taxes, Minority Interest and Cumulative Effect of Change in Accounting Principle	(1,607,000)	237,000	(2,545,000)	(1,298,000)

Income tax (benefit) expense	679,000)	9,000	(965,000)	(477,000)

(Loss) Income Before Minority Interest and Cumulative Effect of Change in Accounting Principle	(928,000)	228,000	(1,580,000)	(821,000)

Minority interest in (income) loss of consolidated subsidiaries	(27,000)	(137,000)	49,000	62,000

(Loss) Income Before Cumulative Effect of Change in Accounting Principle	(955,000)	91,000	(1,531,000)	(759,000)
Cumulative effect of change in accounting principle, net of tax effects	—	—	2,000	—

Net (Loss) Income	$(955,000)	$91,000	$(1,529,000)	$(759,000)

Basic (Loss) Earnings Per Common Share	$(0.02)	$0.00	$(0.03)	$(0.01)

Diluted (Loss) Earnings Per Common Share	$(0.02)	$0.00	$(0.03)	$(0.01)

Weighted average common shares outstanding — Basic	59,154,875	57,827,767	58,424,970	57,687,714
Dilutive effect of employee stock plans	—	1,554,861	—	—

Weighted average common shares outstanding — Diluted	59,154,875	59,382,628	58,424,970	57,687,714